Exhibit 99.8.53

FORM N-4, ITEM 24(b)(8.53)

Form of Participation Agreement between American United Life Insurance Company,

Ariel Capital Management, Inc. and Ariel Distributors, Inc.

FUND PARTICIPATION AGREEMENT BETWEEN AMERICAN UNITED LIFE INSURANCE COMPANY,
ARIEL CAPITAL MANAGEMENT, INC. AND ARIEL DISTRIBUTORS, INC.

This AGREEMENT is made this 23rd day of May, 2002, by and between American United Life Insurance Company® (the “Company”), a life insurance company domiciled in Indiana, on its behalf and on behalf of the segregated asset accounts of the Company listed on Exhibit A to this Agreement (the “Separate Accounts”); Ariel Capital Management, Inc. (the “Adviser”), an Illinois corporation; and Ariel Distributors, Inc. (“Distributor”), an Illinois corporation.

WITNESSETH

WHEREAS, the Ariel Investment Trust (the “Fund”), a Massachusetts business trust, is registered with the Securities and Exchange Commission (“SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”) and the Fund is authorized to issue separate classes of shares of beneficial interests (“shares”), each representing an interest in a separate portfolio of assets mown as a “series” and each series has its own investment objective, policies, and limitations;

WHEREAS, the Adviser is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (“1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company wishes to purchase shares of one or more of the Fund’s series on behalf of its Separate Accounts to serve as an investment medium for variable annuity contracts (“Variable Contracts”) funded by the Separate Accounts, and the Distributor is authorized to sell shares of the Fund’s series;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

ARTICLE 1. Sale of Fund Shares

1.1. The Distributor agrees to sell to the Company those shares of the series offered and made available by the Fund and identified on Exhibit B (“Series”) that the Company orders on its own behalf and on behalf of its Separate Accounts. The Distributor agrees to make available shares of the Series for purchase at the applicable net asset value per share by the Company on behalf of its Separate Accounts; provided, however, that the Trustees of the Fund may refuse to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sale discretion of the Trustees, acting in good faith and in light of the Trustees’ fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Series.

1.2. The Distributor hereby appoints the Company as an agent of the Fund for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Separate Accounts (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Series made available hereunder, based on allocations of amounts to a Separate Account or subaccounts thereof under the Variable Contracts and other transactions relating to the Variable Contracts or the Separate Accounts. Receipt and acceptance of any such request (or relevant transactional information therefor) on any on which a Series calculates its net asset value (a “Business Day”) pursuant to the rules of the SEC by the Company as such limited agent of the Fund prior to the time that the Series ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus shall constitute receipt and acceptance by the Fund on that same Business Day, provided that the Fund or its designee receives notice of such request by 8:30 a.m. Eastern Time on the next following Business Day.

1.3 The Company shall pay for shares of each Series on the same day that it notifies the Fund or its designee of a purchase request for such shares. Payment for Series shares shall be made in federal funds transmitted to the Fund or its designee by wire to be received by 2:00 p.m. Eastern Time on the day the Fund or its designee is notified of the purchase request for Series shares. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.4. Payment for Series shares redeemed by a Separate Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of such shares, except that the Fund reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Fund as described in the current prospectus and statement of additional information (“SAI”). The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company, the Company alone shall be responsible for such action.

1.5. Issuance and transfer of shares of the Series will be by book entry only unless otherwise agreed by the Fund. Share certificates will not be issued to the Company or the Separate Accounts unless otherwise agreed by the Fund. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Accounts or the appropriate sub accounts of the Separate Accounts.

1.6. The Distributor or its designee shall promptly furnish notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the shares of the Series. The Company hereby elects to reinvest in the Series all such dividends and distributions as are payable on a Series’ shares and to receive such dividends and distributions in additional shares of that Series. The Company reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash. The Distributor or its designee shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.7. The Distributor or its designee shall instruct its recordkeeping agent to advise the Company on each business day of the net asset value per share for each Series as soon as reasonably practical after the net asset value per share is calculated.

ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it is taxed as an insurance company under Subchapter L of the Internal Revenue Code of 1986, as amended (the “Code”).

2.2. The Company represents and warrants that it has legally and validly established each of the Separate Accounts as a segregated asset account under the Indiana Insurance Code, and that each of the Separate Accounts is a validly existing segregated asset account under applicable federal and state law.

2.3. The Company represents and warrants that the Variable Contracts issued by the Company or interests in the Separate Accounts under such Variable Contracts (1) are or, prior to issuance, will be registered as securities under the Securities Act of 1933 (“1933 Act”) or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act, and (3) will be offered exclusively to deferred compensations plans or other pensions or entities which are exempt from federal income tax (“Plans”).

2.4. The Company represents and warrants that each of the Separate Accounts (1) has been registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.

2.5. The Distributor represents and warrants that the Fund is duly organized as a business trust under the laws of the Commonwealth of Massachusetts, and is in good standing under applicable law.

2.6. The Distributor represents and warrants that the shares of the Series are duly authorized for issuance in accordance with applicable law and that the Fund is registered as an open-end management investment company under the 1940 Act.

2.7. The Distributor represents and warrants that it believes, in good faith, that the Series currently comply, and at all times since inception have complied, with the qualification requirements of Subchapter M of the Code and the regulations issued thereunder relating to investment companies that elect to be taxed as Regulated Investment Companies.

2.8. The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC.

ARTICLE III. General Duties

3.1. The Distributor shall take all such actions as are necessary to permit the sale of the shares of each Series to the Separate Accounts, including maintaining its registration as an investment company under the 1940 Act, and registering the shares of the Series sold to the Separate Accounts under the 1933 Act for so long as required by applicable law. The Distributor shall cause the Fund to amend its Registration Statement filed with the SEC under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares of the Series. The Distributor shall cause the Fund register and qualify the shares for sale in accordance with the laws of the various states to the extent required by applicable laws or regulations.

3.2. The Distributor shall cause the Fund to maintain qualification of each Series as a Regulated Investment Company under Subchapter M of the Code (or any successor or similar provision) and shall notify the Company immediately upon having a reasonable basis for believing that a Series has ceased to so qualify or that it might not so qualify in the future.

3.3. The Company shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Variable Contracts issued by the Company, including registering each Separate Account as an investment company to the extent required under the 1940 Act, and registering the Variable Contracts or interests in the Separate Accounts under the Variable Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Variable Contracts from state insurance commissioners.

3.4. The Company shall offer and sell the Variable Contracts issued by the Company in accordance with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Conduct Rules, and state law respecting the offering of the Variable Contracts.

3.5. The Company agrees that it will not knowingly offer shares of the Fund to any plan described in Section 457 of the Code (Government Plan) without the written consent of the Distributor.

3.6. The Distributor shall sell and distribute the shares of the Series of the Fund in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Conduct Rules, and state law.

3.7. Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

ARTICLE N. Prospectuses and Proxy Statements: Voting

4.1. The Company shall distribute such prospectuses, proxy statements and periodic reports of the Fund to the owners of Variable Contracts issued by the Company as required to be distributed to such Variable Contract owners under applicable federal or state law.

4.2. The Distributor shall provide the Company initially with 5000 copies and a PDF version of the current prospectus of the Fund. If requested by the Company in lieu thereof, the Distributor shall provide such documentation (including a copy of the Fund’s prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for the Company to print together in one document the current prospectus for the Variable Contracts issued by the Company and the current prospectus for the Fund. The Fund or the Distributor shall bear the expense of printing copies of its current prospectus that will be distributed to Variable Contract owners.

4.3. The Distributor shall provide (1) one copy of the Fund’s current SAI to the Company and to any owner of a Variable Contract issued by the Company who requests such SAI without any expense to the Company, and (2) at the Company’s expense, such additional copies of the Fund’s current SAI as the Company shall reasonably request and that the Company shall require in accordance with applicable law in connection with offering the Variable Contracts issued by the Company.

4.4. The Distributor shall provide the Company with copies of the Fund’s proxy material, periodic reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for purposes of distributing to owners of Variable Contracts issued by the Company, without expense to the Company. The Distributor shall provide the Company with copies of the Fund’s periodic reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably request for use in connection with offering the Variable Contracts issued by the Company, without expense to the Company. If requested by the Company in lieu thereof, the Distributor shall provide such documentation (including a final copy of the Fund’s proxy materials, periodic reports to shareholders and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for the Company to print such shareholder communications for distribution to owners of Variable Contracts issued by the Company, such printing and distribution to be at the expense of the Distributor.

4.5. For so long as the SEC interprets the 1940 Act to require pass-through voting by Participating Insurance Companies whose Separate Accounts are registered as investment companies under the 1940 Act, the Company shall vote shares of each Series of the Fund held in a Separate Account or a subaccount thereof at regular and special meetings of the Fund in accordance with instructions timely received by the Company (or its designated agent) from owners of Variable Contracts funded by such Separate Account or subaccount thereof having a voting interest in the Series, to the extent required by applicable law. In that event, the Company shall vote shares of a Series of the Fund held in a Separate Account or a Subaccounts thereof that are attributable to the Variable Contracts as to which no timely instructions are received, as well as shares held in such Separate Account or sub accounts thereof that are not attributable to the Variable Contracts and owned beneficially by the Company (resulting from charges against the Variable Contracts or otherwise), in the same proportion as the votes cast by owners of the Variable Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Series from whom instructions have been timely received. The Company shall vote shares of each Series of the Fund held in its general account, if any, in the same proportion as the votes cast with respect to shares of the Series held in all Separate Accounts of the Company or sub accounts thereof, in the aggregate, to the extent required by applicable law.

ARTICLE V. Sales Material and Information

5.1. The Company shall furnish, or shall cause to be furnished, to the Distributor, each piece of sales literature or other promotional material in which the Fund (or any Series thereof), the Adviser, or the Distributor is named, and no such sales literature or other promotional material shall be used without the approval in writing (which may be electronic) of the Distributor or its designee.

5.2. The Company agrees that neither it nor any of its affiliates or agents shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material issued by the Distributor, except with the written (which may be electronic) permission of the Distributor.

5.3. The Distributor or its designee shall furnish to the Company or its designee each piece of sales literature or other promotional material in which the Company or its Separate Accounts are named, and no such material shall be used without the written (which may be electronic) approval of the Company or its designee.

5.4. The Distributor agrees that it and its affiliates and agents shall not give any information or make any representations on behalf of the Company or concerning the Company, the Separate Accounts, or the Variable Contracts issued by the Company, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Accounts or prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material issued by the Company, except with the written (which may be electronic) permission of the Company.

5.5. The Distributor will provide to the Company at least one complete copy of all prospectuses, SAIs, reports, proxy statements and other voting solicitation materials, and all amendments and supplements to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

5.6. The Company will provide to the Distributor at least one complete copy of all prospectuses (which shall include an offering memorandum if the Variable Contracts issued by the Company or interests therein are not registered under the 1933 Act), statements of additional information, reports, solicitations for voting instructions, and all amendments or supplements to any of the above, that relate to the Variable Contracts issued by the Company or the Separate Accounts promptly after the filing of such document with the SEC or other regulatory authority.

5.7. For purposes of this Article V, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

ARTICLE VI. Fees

6.1. The Distributor shall pay the Company a fee with respect to each Series, calculated by the Distributor and paid quarterly, equal to twenty-five basis points (0.25%) per annum of the average daily net asset value of shares of such Series that are held on behalf of the Plans in a Separate Account for which the Company is providing services under this Agreement.

As soon as practicable, the Company shall provide an invoice showing the aggregate value of the investment of the Plans in the Series for the preceding quarter and its compensation therefor, and as soon as practicable thereafter the Distributor shall cause payment to the Company of the compensation due the Company in accordance with this paragraph.

Quarterly invoices should be sent to:

Attn: Jason Hadler

Sunstone Financial Group, Inc.

803 West Michigan Street

Suite A

Milwaukee, Wisconsin 53233

6.2. As soon as practicable after each September 30, the Company will inform the Distributor of the number of participant accounts invested in each of the Series.

ARTICLE VII. Indemnification

7.1. Indemnification By The Company

7.1(a). The Company agrees to indemnify and hold harmless the Distributor, its directors and officers, and any affiliated person of the Distributor within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.1.) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund’s shares or the Variable Contracts issued by the

Company and:

(i)                            arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus (which shall include an offering memorandum) for the Variable Contracts issued by the Company or sales literature for such Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund or the Distributor for use in the registration statement or prospectus for the Variable Contracts issued by the Company or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of such Variable Contracts or Fund shares; or

(ii)                         arise out of or as a result of any statement or representation (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or any of its affiliates, employees or agents with respect to the sale or distribution of the Variable Contracts issued by the Company or the Fund shares; or

(iii)                      arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or

(iv)                     arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

except to the extent provided in Sections 7.l(b). and 7.l(c). hereof.

7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations or duties under this Agreement or to the Fund.

7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1(d). The Indemnified Parties shall promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Variable Contracts issued by the Company or the operation of the Fund.

7.2. Indemnification By the Distributor and the Adviser

7.2(a). The Distributor and the Adviser agree to indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who is an affiliated person of the Company within the meaning of Section 2(a)(3) the 1940 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2.) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund’s shares or the Variable Contracts issued by the Company and:

(i)                                   arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such’ alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Distributor or the Fund or the designee of either by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the

Variable Contracts issued by the Company or Fund shares; or

(ii)                                arise out of or as a result of any statement or representation (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Distributor or any employees or agents thereof) or wrongful conduct of the Fund or Distributor, or the affiliates, employees, or agents of the Fund or the Distributor with respect to the sale or distribution of the Variable Contracts issued by the Company or Fund shares; or

(iii)                             arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts issued by the Company, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Distributor or the Fund; or

(iv)                            arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Distributor;

except to the extent provided in Sections 7.2(b). and 7.2(c). hereof.

7.2(b). The Distributor and the Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Accounts.

7.2(c). The Distributor and the Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2(d). The Company shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Contracts issued by the Company or the operation of the Separate Accounts.

ARTICLE VIII. Applicable Law

8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Indiana.

8.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX. Termination

9.1. This Agreement shall terminate:

(a).                             at the option of the Distributor upon 180 days advance written notice to the other parties; or

(b).                            at the option of the Company, at its discretion, upon prompt notice by the Company to the other parties; or

(c).                             at the option of the Distributor upon institution of formal proceedings against the Company by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Variable Contracts issued by the Company, the operation of the Separate Accounts, or the purchase of the Fund shares; or

(d).                            at the option of the Company upon institution of formal proceedings against the Fund, the Adviser, or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; or

(e).                            upon requisite vote of the Variable Contract owners having an interest in the Separate Accounts (or any sub accounts thereof) to substitute the shares of another investment company for the corresponding shares of the Fund or a Series in accordance with the terms of the Variable Contracts for which those shares had been selected to serve as the underlying investment media; or

(f).                              in the event any of the shares of a Series are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by the Company; or

(g).                            at the option of the Company if the Fund or a Series fails to maintain the qualification specified in Section 3.2. hereof.

9.2. Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Sections 9.1(c). and (d). hereof. The Company shall give 60 day’s prior written notice to the Distributor of the date of any proposed vote of Variable Contract owners to replace the Fund’s shares as described in Section 9.1(e). hereof.

9.3          Notwithstanding any termination of this Agreement, the Distributor shall, at the option of the Company, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Series, redeem investments in the Series and/or invest in the Series upon the making of additional purchase payments under the Existing Contracts.

9.4. Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund shares attributable to the Variable Contracts issued by the Company (as opposed to Fund shares attributable to the Company’s assets held in the Separate Accounts), and the Company shall not prevent Variable Contract owners from allocating payments to a Series, until 60 days after the Company shall have notified the Fund or Distributor of its intention to do so.

9.5. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

ARTICLE X. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Adviser:	James J. Smith
Vice President
Ariel Capital Management, Inc.
200 East Randolph Drive
Suite 2900
Chicago, lllinois 60601

If to the Distributor:	James J. Smith
Vice President
Ariel Capital Management, Inc.
200 East Randolph Drive
Suite 2900
Chicago, lllinois 60601

If to the Company:	Richard A. Wacker
American United Life Insurance Company One American Square
Indianapolis, Indiana 46282

ARTICLE XI. Miscellaneous

11.1. A copy of the Fund’s Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that the Agreement has been executed on behalf of the Fund by a Trustee or officer of the Fund in his or her capacity as Trustee or officer, and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

11.2. Nothing in this Agreement shall impede the Fund’s Trustees or shareholders of the shares of the Series from exercising any of the rights provided to such Trustees or shareholders in the Fund’s Declaration of Trust, as amended, a copy of which will be provided to the Company upon request.

11.3. It is understood that the name “Ariel” or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that the Company has the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement the Company shall forthwith cease to use such name (or derivative or logo).

11.4. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.5. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.6. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.7. This Agreement may not be assigned by any party to the Agreement except with the written consent of the other parties to the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Ariel Capital Management, Inc.

By:	/s/ Sheldon Stein
Name:	Sheldon Stein
Title:	Vice President

Ariel Distributors, Inc.

By:	/s/ Mellody Hobson
Name:	Mellody Hobson
Title:	President

American United Life Insurance Company®

By:	/s/ Richard A. Wacker
Name:	Richard A. Wacker
Title:	Associate General Counsel

EXHIBIT A

Separate Accounts and Associated Contracts Using these Funds:

Name of Separate Account and Date Established by the AUL Exec. Comm.	Contracts Funded By Separate Account

AUL American Unit Trust (established 8/17/89)	Registered 401, 403(b), 457, 408 contracts, non-qualified contracts

Group Retirement Annuity Separate Account I (established 8/17/89)	Qualified 401 contracts

Group Retirement Annuity Separate Account II (established 8/17/89)	Qualified 401 contracts

Group Retirement Annuity Separate Account III (established 3/31/00)	Qualified 401 contracts

Exhibit B

Name of Fund	Ticket Symbol	CUSIP

Ariel Fund	ARGFX	040337107

Ariel Appreciation Fund	CAAPX	040337206